Exhibit 99.1
Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces Second Quarter Results
Narrows 2023 Guidance

Philadelphia, PA, July 25, 2023 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three and six-month periods ended June 30, 2023.
Management Comments
“We continue to make excellent progress on our 2023 business plan highlighted by achieving 89% of our speculative revenue target based on the midpoint of our guidance.” stated Gerard H. Sweeney, President and Chief Executive Officer for Brandywine Realty Trust. “Tenants continue to prefer high quality buildings and landlords, which has benefited our portfolio including positive mark-to-market increases of 17.6% and 5.8% on an accrual and cash basis.  Our same store portfolio generated positive net operating growth of 6.2% and 6.6% on an accrual and cash basis as well. Our 405 Colorado project is now 100% leased and included in our core portfolio.  Our active development projects continue to progress as highlighted by the planned opening of our Avira residential units at 3025 JFK later this quarter.  We also made progress on our 2023 maturities by closing a 5-year mortgage on our Commerce Square property. Based on our steady progress on our 2023 business plan we are narrowing our FFO range from $1.12 to $1.20 per share to $1.14 to $1.18 per share.”

Second Quarter Highlights
Financial Results
•Net Loss to common shareholders: $(12.9) million, or ($0.08) per share.
•Funds from Operations (FFO): $49.6 million, or $0.29 per diluted share.
Portfolio Results
•Core Portfolio: 89.4% occupied and 91.1% leased. Our Philadelphia CBD and Pennsylvania Suburb Segments were 95.4% leased and 93.8% occupied and, on an accrual basis, comprised 74.6% of our YTD NOI.
•New and Renewal Leases Signed: 568,000 square feet wholly-owned and 969,000 square feet, including our joint ventures.
•Rental Rate Mark-to-Market: Increased 17.6% / 5.8% on an accrual / cash basis
•Same Store Net Operating Income: increased 6.2% on an accrual basis and increased 6.6% on a cash basis
•Tenant Retention Ratio: 71%
Recent Transaction Activity
Joint Venture and Development Activity
•On June 2, 2023, we refinanced the mortgage debt for our Commerce Square Venture, through a new $220.0 million mortgage loan. The new mortgage bears an all-in fixed interest rate of 7.7875% per annum and matures in June 2028. In connection with the financing transaction, the Company contributed $50.5 million to the Commerce Square Venture in exchange for an additional equity interest and to fund loan closing costs on behalf of the joint venture. As a result of our equity contribution, our ownership increased from 70% to 78%.

Disposition Activity
•As of June 30, 2023, the Company was under an agreement to sell an office property located in Austin, Texas to an unaffiliated third party for $53.3 million. The Company has determined that consummation of the sale is probable and has classified the property as held for sale on the consolidated balance sheets. The sale is subject to customary closing conditions.
2023 Finance / Capital Markets Activity
•We have no outstanding balance on our $600.0 million unsecured revolving credit facility as of June 30, 2023.
•We have $32.1 million of cash and cash equivalents on-hand as of June 30, 2023.
Results for the Three and Six Month Periods Ended June 30, 2023
Net loss allocated to common shares totaled ($12.9) million or ($0.08) per diluted share in the second quarter of 2023 compared to a net income of $4.5 million or $0.03 per diluted share in the second quarter of 2022.
FFO available to common shares and units totaled $49.6 million or $0.29 per diluted share in the second quarter of 2023 as compared to $60.5 million, or $0.35 per diluted share for the second quarter of 2022. Our second quarter 2023 payout ratio ($0.19 common share distribution / $0.29 FFO per diluted share) was 65.5%.
Net loss allocated to common shares totaled ($18.2) million or ($0.11) per diluted share in the first six months of 2023 compared to net income of $10.5 million or $0.06 per diluted share in the first six months of 2022.
Our FFO available to common shares and units for the first six months of 2023 totaled $100.4 million or $0.58 per diluted share versus $120.8 million, or $0.70 per diluted share in the first six months of 2022. Our payout ratio for the first half 2023 ($0.38 common share distribution / $0.58 FFO per diluted share) was 65.5%.
Operating and Leasing Activity
In the second quarter of 2023, our same store Net Operating Income (NOI) excluding termination revenues and other income items increased 6.2% on an accrual basis and increased 6.6% on a cash basis for our 71 same store properties, which were 89.4% occupied on both June 30, 2023 and 2022.
We leased approximately 568,000 square feet and commenced occupancy on 207,000 square feet during the second quarter of 2023. The second quarter occupancy activity includes 114,000 square feet of renewals, 73,000 square feet of new leases and 20,000 square feet of tenant expansions. We have an additional 224,000 square feet of executed new leasing scheduled to commence subsequent to June 30, 2023.
Our second quarter tenant retention ratio was 71% in our core portfolio with net absorption of 18,000 square feet during the second quarter of 2023. Second quarter rental rate growth increased 17.6% as our renewal rental rates increased 13.0% and our new lease/expansion rental rates increased 30.1%, all on an accrual basis.
At June 30, 2023, our core portfolio of 72 properties comprises 12.8 million square feet was 89.4% occupied and, as of July 19, 2023, we are now 91.1% leased (reflecting new leases commencing after June 30, 2023).
Distributions
On May 25, 2023, our Board of Trustees declared a quarterly dividend distribution of $0.19 per common share that was paid on July 20, 2023 to shareholders of record as of July 6, 2023.
2023 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are narrowing our 2023 loss per share guidance from ($0.15) - ($0.07) per share to ($0.16) - ($0.12) per share due to projected higher depreciation and amortization expense and we are narrowing our 2023 FFO guidance from $1.12 - $1.20 per diluted share to $1.14 - $1.18 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2023 FFO and earnings per diluted share:

Guidance for 2023		Range

Loss per diluted share allocated to common shareholders	$(0.16)	to	$(0.12)
Plus: real estate depreciation, amortization	1.30		1.30

FFO per diluted share	$1.14	to	$1.18

Our 2023 FFO key assumptions remain unchanged from the previous quarter and include:
•Year-end Core Occupancy Range: 90-91%;
•Year-end Core Leased Range: 91-92%;
•Rental Rate Growth (accrual): 11-13%;
•Rental Rate Growth (cash): 4-6%;
•Same Store (accrual) NOI Growth Range: 0-2%;
•Same Store (cash) NOI Growth Range: 2.5-4.5%;
•Speculative Revenue Target: $17.0 - $19.0 million, $16.1 million achieved;
•Tenant Retention Rate Range: 49-51%;
•Property Acquisition Activity: None;
•Property Sales Activity: $100 - $125 million; $53.3 million sale currently under agreement
•Joint Venture Activity: Our ownership interest in our Commerce Square joint venture increased from 70% to 78%;
•Development Starts: None;
•Financing Activity: $245 Million Secured Financing (complete); $70.0 Million 2-Year Unsecured Term Loan (complete); $220.0 million secured financing for Commerce Square (complete) and Construction Loan at 155 King of Prussia Rd in Radnor, PA (in process);
•Share Buyback Activity: None;
•Annual earnings and FFO per diluted share based on 174.0 million fully diluted weighted average common shares.
About Brandywine Realty Trust
Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia and Austin markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 162 properties and 22.8 million square feet as of June 30, 2023 which excludes assets held for sale. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. For more information, please visit www.brandywinerealty.com.
Conference Call and Audio Webcast
We will release our second quarter earnings after the market close on Tuesday July 25, 2023 and will hold our second quarter conference call on Wednesday July 26, 2023 at 9:00 a.m. Eastern Time. To access the conference call by phone, please visit this link here, and you will be provided with dial in details. A live webcast of the conference call will also be available on the Investor Relations page of our website at www.brandywinerealty.com.

Looking Ahead – Third Quarter 2023 Conference Call
We expect to release our third quarter 2023 earnings on Tuesday, October 24 2023 after the market close and will host our third quarter 2023 conference call on Wednesday October 25, 2023 at 9:00 a.m. Eastern. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. Because such statements involve known and unknown risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements, including our 2023 guidance and the progress of our projects under development, are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. Such risks, uncertainties and contingencies include, among others: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on our financial condition, results of operations and cash flows and those of our tenants as well as on the economy and real estate and financial markets; reduced demand for office space and pricing pressures, including from competitors, that could limit our ability to lease space or set rents at expected levels or that could lead to declines in rent; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital or that delay receipt of our planned debt financings and refinancings; the effect of inflation and interest rate fluctuations, including on the costs of our planned debt financings and refinancings; the potential loss or bankruptcy of tenants or the inability of tenants to meet their rent and other lease obligations; risks of acquisitions and dispositions, including unexpected liabilities and integration costs; delays in completing, and cost overruns incurred in connection with, our developments and redevelopments; disagreements with joint venture partners; unanticipated operating and capital costs; uninsured casualty losses and our ability to obtain adequate insurance, including coverage for terrorist acts; asset impairments; our dependence upon certain geographic markets; changes in governmental regulations, tax laws and rates and similar matters; unexpected costs of REIT qualification compliance; and costs and disruptions as the result of a cybersecurity incident or other technology disruption. The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including our financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. Our Board’s practice regarding declaration of dividends may be modified at any time and from time to time. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2022. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. We generally consider FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Net Operating Income (NOI)
NOI (accrual basis) is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. We believe NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. We use NOI internally to evaluate the performance of our operating segments and to make decisions about resource allocations. We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.
Same Store Properties
In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as Same Store Properties. Same Store Properties therefore exclude properties placed in-service, acquired, repositioned, held for sale or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store Properties.
Core Portfolio
Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share data)

	June 30, 2023	December 31, 2022
ASSETS
Real estate investments:
Operating properties	$3,597,211	$3,617,240
Accumulated depreciation	(1,125,145)	(1,063,060)
Right of use asset - operating leases, net	19,346	19,664
Operating real estate investments, net	2,491,412	2,573,844
Construction-in-progress	245,677	218,869
Land held for development	71,493	76,499
Prepaid leasehold interests in land held for development, net	27,762	35,576
Total real estate investments, net	2,836,344	2,904,788
Assets held for sale, net	52,664	—
Cash and cash equivalents	32,111	17,551
Restricted cash and escrow	10,876	—
Accounts receivable	11,654	11,003
Accrued rent receivable, net of allowance of $3,778 and $3,947 as of June 30, 2023 and December 31, 2022, respectively	183,191	179,771
Investment in unconsolidated real estate ventures	630,505	567,635
Deferred costs, net	95,102	96,639
Intangible assets, net	11,676	18,451
Other assets	90,362	78,667
Total assets	$3,954,485	$3,874,505
LIABILITIES AND BENEFICIARIES' EQUITY
Secured term loan, net	$241,383	$—
Unsecured credit facility	—	88,500
Unsecured term loan, net	318,065	248,168
Unsecured senior notes, net	1,574,373	1,628,370
Accounts payable and accrued expenses	116,913	132,440
Distributions payable	32,957	32,792
Deferred income, gains and rent	24,786	25,082
Intangible liabilities, net	8,811	10,322
Liabilities related to assets held for sale	1,041	—
Lease liability - operating leases	23,268	23,166
Other liabilities	56,228	52,331
Total liabilities	$2,397,825	$2,241,171
Brandywine Realty Trust's Equity:
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 172,101,929 and 171,569,807 issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	1,719	1,716
Additional paid-in-capital	3,159,276	3,153,229
Deferred compensation payable in common shares	19,965	19,601
Common shares in grantor trust, 1,207,415 and 1,179,643 issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	(19,965)	(19,601)
Cumulative earnings	1,158,240	1,176,195
Accumulated other comprehensive income	5,216	3,897
Cumulative distributions	(2,775,124)	(2,709,405)
Total Brandywine Realty Trust's equity	1,549,327	1,625,632
Noncontrolling interests	7,333	7,702
Total beneficiaries' equity	$1,556,660	$1,633,334
Total liabilities and beneficiaries' equity	$3,954,485	$3,874,505

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue
Rents	$118,133	$116,897	$238,981	$232,798
Third party management fees, labor reimbursement and leasing	6,227	5,924	12,229	11,032
Other	1,522	1,221	3,899	7,717
Total revenue	125,882	124,042	255,109	251,547
Operating expenses
Property operating expenses	31,891	33,111	65,485	64,659
Real estate taxes	11,571	13,746	26,173	27,559
Third party management expenses	2,557	2,792	5,196	5,349
Depreciation and amortization	47,079	43,959	92,679	87,741
General and administrative expenses	9,360	8,328	18,842	18,328
Provision for impairment	4,468	—	4,468	—
Total operating expenses	106,926	101,936	212,843	203,636
Gain on sale of real estate
Net gain on disposition of real estate	—	144	—	144
Net gain on sale of undepreciated real estate	—	4,127	781	5,024
Total gain on sale of real estate	—	4,271	781	5,168
Operating income	18,956	26,377	43,047	53,079
Other income (expense):
Interest and investment income	520	449	1,025	889
Interest expense	(23,669)	(16,341)	(46,322)	(32,083)
Interest expense - amortization of deferred financing costs	(1,114)	(805)	(2,141)	(1,514)
Equity in income of unconsolidated real estate ventures	(7,598)	(4,981)	(13,765)	(9,544)
Net gain on real estate venture transactions	181	—	181	—
Net income (loss) before income taxes	(12,724)	4,699	(17,975)	10,827
Income tax (provision) benefit	(13)	(48)	(38)	(75)
Net income (loss)	(12,737)	4,651	(18,013)	10,752
Net income attributable to noncontrolling interests	41	(14)	58	(22)
Net income (loss) attributable to Brandywine Realty Trust	(12,696)	4,637	(17,955)	10,730
Nonforfeitable dividends allocated to unvested restricted shareholders	(204)	(98)	(274)	(246)
Net income (loss) attributable to Common Shareholders of Brandywine Realty Trust	$(12,900)	$4,539	$(18,229)	$10,484
PER SHARE DATA
Basic income (loss) per Common Share	$(0.08)	$0.03	$(0.11)	$0.06
Basic weighted average shares outstanding	171,962,162	171,527,031	171,818,463	171,411,631
Diluted income (loss) per Common Share	$(0.08)	$0.03	$(0.11)	$0.06
Diluted weighted average shares outstanding	171,962,162	172,260,429	171,818,463	172,575,408

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss) attributable to common shareholders	$(12,900)	$4,539	$(18,229)	$10,484
Add (deduct):
Net income (loss) attributable to noncontrolling interests - LP units	(41)	16	(57)	26
Nonforfeitable dividends allocated to unvested restricted shareholders	204	98	274	246
Net gain on real estate venture transactions	(181)	—	(181)	—
Net gain on disposition of real estate	—	(144)	—	(144)
Provision for impairment	4,468	—	4,468	—
Depreciation and amortization:
Real property	39,119	36,631	77,749	72,793
Leasing costs including acquired intangibles	7,103	6,597	13,243	13,591
Company’s share of unconsolidated real estate ventures	12,145	12,903	23,709	24,198
Partners’ share of consolidated real estate ventures	(4)	(5)	(8)	(10)
Funds from operations	$49,913	$60,635	$100,968	$121,184
Funds from operations allocable to unvested restricted shareholders	(309)	(154)	(533)	(392)
Funds from operations available to common share and unit holders (FFO)	$49,604	$60,481	$100,435	$120,792
FFO per share - fully diluted	$0.29	$0.35	$0.58	$0.70
Weighted-average shares/units outstanding — fully diluted (a)	172,797,873	172,776,896	172,811,483	173,149,640
Distributions paid per common share	$0.19	$0.19	$0.38	$0.38
FFO payout ratio (distributions paid per common share/FFO per diluted share)	66%	54%	66%	54%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – 2nd QUARTER
(unaudited and in thousands)

Of the 76 properties owned by the Company as of June 30, 2023, a total of 71 properties ("Same Store Properties") containing an aggregate of 12,618 million net rentable square feet were owned for the entire three months ended June 30, 2023 and 2022. As of June 30, 2023, 1 property was recently completed, and 4 properties were in development/redevelopment. Average occupancy for the Same Store Properties was 89.4% and 89.4% during the three-month periods ended June 30, 2023 and 2022, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended June 30,
	2023	2022
Revenue
Rents	$108,193	$108,008
Other	251	264
Total revenue	108,444	108,272
Operating expenses
Property operating expenses	28,077	28,749
Real estate taxes	10,372	12,632
Net operating income	$69,995	$66,891
Net operating income - percentage change over prior year	4.6%
Net operating income, excluding other items	$69,866	$65,817
Net operating income, excluding other items - percentage change over prior year	6.2%
Net operating income	$69,995	$66,891
Straight line rents & other	(1,238)	(1,616)
Above/below market rent amortization	(285)	(307)
Amortization of tenant inducements	171	164
Non-cash ground rent expense	197	201
Cash - Net operating income	$68,840	$65,333
Cash - Net operating income - percentage change over prior year	5.4%
Cash - Net operating income, excluding other items	$67,975	$63,748
Cash - Net operating income, excluding other items - percentage change over prior year	6.6%
	Three Months Ended June 30,
	2023	2022
Net income (loss):	$(12,737)	$4,651
Add/(deduct):
Interest income	(520)	(449)
Interest expense	23,669	16,341
Interest expense - amortization of deferred financing costs	1,114	805
Equity in loss of unconsolidated real estate ventures	7,598	4,981
Net gain on real estate venture transactions	(181)	—
Net gain on disposition of real estate	—	(144)
Net gain on sale of undepreciated real estate	—	(4,127)
Depreciation and amortization	47,079	43,959
General & administrative expenses	9,360	8,328
Income tax provision (benefit)	13	48
Provision for impairment	4,468	—
Consolidated net operating income	79,863	74,393
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(9,868)	(7,502)
Same store net operating income	$69,995	$66,891

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – SIX MONTHS
(unaudited and in thousands)

Of the 76 properties owned by the Company as of June 30, 2023, a total of 71 properties ("Same Store Properties") containing an aggregate of 12,618 million net rentable square feet were owned for the entire six months ended June 30, 2023 and 2022. As of June 30, 2023, 1 property was recently completed, and 4 properties were in development/redevelopment. Average occupancy for the Same Store Properties was 89.4% and 88.7% during the six-month periods ended June 30, 2023 and 2022, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Six Months Ended June 30,
	2023	2022
Revenue
Rents	$220,313	$216,350
Other	534	568
Total revenue	220,847	216,918
Operating expenses
Property operating expenses	58,382	56,949
Real estate taxes	23,395	25,298
Net operating income	$139,070	$134,671
Net operating income - percentage change over prior year	3.3%
Net operating income, excluding other items	$138,868	$132,834
Net operating income, excluding other items - percentage change over prior year	4.5%
Net operating income	$139,070	$134,671
Straight line rents & other	(3,582)	(4,542)
Above/below market rent amortization	(571)	(696)
Amortization of tenant inducements	336	336
Non-cash ground rent expense	397	405
Cash - Net operating income	$135,650	$130,174
Cash - Net operating income - percentage change over prior year	4.2%
Cash - Net operating income, excluding other items	$134,086	$127,137
Cash - Net operating income, excluding other items - percentage change over prior year	5.5%
	Six Months Ended June 30,
	2023	2022
Net income:	$(18,013)	$10,752
Add/(deduct):
Interest income	(1,025)	(889)
Interest expense	46,322	32,083
Interest expense - amortization of deferred financing costs	2,141	1,514
Equity in loss of unconsolidated real estate ventures	13,765	9,544
Net gain on real estate venture transactions	(181)	—
Net gain on disposition of real estate	—	(144)
Net gain on sale of undepreciated real estate	(781)	(5,024)
Depreciation and amortization	92,679	87,741
General & administrative expenses	18,842	18,328
Income tax provision	38	75
Provision for impairment	4,468	—
Consolidated net operating income	158,255	153,980
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(19,185)	(19,309)
Same store net operating income	$139,070	$134,671